Exhibit 99.1
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           ULTICOM PROVIDES UPDATES TO PREVIOUSLY ANNOUNCED ACCOUNTING
            RESTATEMENT PROCESS AND EXPECTED RESTATEMENT ADJUSTMENTS


Mount Laurel, NJ, November 29, 2007 - Ulticom, Inc. (Pink Sheets: ULCM.PK) today provided an update to its previously announced accounting restatement process and expected restatement adjustments. The Audit Committee of the Company's Board of Directors has completed its investigation into certain historical stock option grant practices ("Phase I"), which was originally announced in March 2006, and certain historical accounting practices not related to stock options ("Phase II"), which was originally announced in November 2006 and is in the process of finalizing its report and recommendations. In addition, independent of the investigation, the Company is conducting an evaluation of its revenue recognition practices for complex contractual arrangements under AICPA Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), as amended and interpreted.

In connection with the investigation, the Company has determined that it will need to restate its historical financial statements for the 1996 through 2004 fiscal years (year ended December 31, 1996 through year ended January 31, 2005). The Company is now able to provide updated information as to expected restatement adjustments:

Phase I
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      o     The Company now estimates a charge of approximately $0.2 million for withholding taxes and related penalties and interest relating to certain historical stock option grants, as compared with its previous estimate of approximately $2.7 million. The Company has revised its estimate principally due to updated guidance relating to such calculations made publicly available by the IRS.

      o There is no change to the previously estimated non-cash stock based compensation expense, net of taxes, resulting from dating inaccuracies in historical stock option grants, which the Company expects to be approximately $2.6 million in the aggregate.

Phase II
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      o     The Company has determined that restatement adjustments are required from fiscal 1996 through fiscal 2003 (year ended December 31, 1996 through year ended January 31, 2004) due to excessive expense accruals in certain fiscal periods and improper deferral of revenues relating to certain inter-company contracts between the Company, on the one hand, and certain subsidiaries of Comverse Technology, Inc. ("Comverse"), the Company's majority shareholder, on the other. The Company is finalizing adjustment amounts for such fiscal years and believes that the cumulative impact of the adjustments will have no impact on its previously reported January 31, 2004 balance sheet or cash position.

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With respect to its evaluation of revenue recognition practices independent of the investigation, the Company has determined that under SOP 97-2, it should have deferred a portion of the sales that were recognized under certain customer contracts, amounting to the fair value of the first-year software maintenance included under such contracts, to subsequent fiscal periods in the following twelve months. In order to be able to defer only the first year maintenance value under the customer contracts at issue, the Company must establish that vendor specific objective evidence ("VSOE") exists for the fair value of the first year of software maintenance included under the contracts. Although the Company believes that VSOE of fair value exists, the absence of VSOE generally would result in the deferral of the entire software license contract revenue and its recognition over the subsequent fiscal periods in the following twelve months. The absence of VSOE would impact the timing of revenue recognition but would not call into question the validity of the underlying transactions or revenue. The Company believes that it must adjust previously provided sales information but is currently unable to determine the significance of such adjustments. The Company intends to provide updated sales information to investors as soon as practical once the SOP 97-2 review is complete.

In addition, based on information recently obtained by the Company and its internal analysis, the Company expects that its ability to file required financial reports will be delayed beyond the previously projected January 31, 2008 date. The reason for the delay is that the completion of the Company's financial statements will be dependent in part on the Company's reasonable assurance that no further accounting issues will be identified by Comverse during its preparation and audit of its financial statements that may impact the Company. As a result, the Company cannot provide an update as to when it expects to become current in its financial reports.

The Company is working diligently to complete its restatement of previously reported financial results in order to become current in its filings with the Securities and Exchange Commission. The Company's independent registered public accounting firm is in the process of auditing the Company's restated financial statements for fiscal 2003 and 2004 (years ended January 31, 2004 and January 31, 2005), as well as the Company's financial statements for fiscal 2005 and 2006 (years ended January 31, 2006 and January 31, 2007), for which periods financial statements have not previously been made available.


ABOUT ULTICOM, INC.

Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.

Note: This Release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include those related to the effects of the delisting of the Company's securities from The NASDAQ Stock Market, the completion of the restatement of the Company's financial statements,


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and the filing of delinquent reports on Form 10-K and Form 10-Q. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company, and should not be considered as an indication of future events or results. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option practices and other accounting matters; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the delisting of the Company's shares from The NASDAQ Stock Market and the quotation of the Company's common stock in the "Pink Sheets," including any adverse effects related to the trading of the stock due to, among other things, the absence of market makers; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing


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technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.





















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